Remington Arms Company, Inc.2006
Long Term Incentive Plan

Section 1. Purpose

        The purpose of this Long Term Incentive Plan is to secure for Remington Arms Company, Inc. and its affiliates the continued services of key employees by enabling such employees to earn additional bonus compensation if specified Company performance targets are met.

Section 2. Definitions

        “Account” shall have the meaning set forth in Section 5.1.

        “Annual EBITDA Target” shall mean, with respect to each of the 2006, 2007, 2008 and 2009 Fiscal Years, actual aggregated consolidated EBITDA achieved by the Company measured against the targets established by the Compensation Committee at its meeting held on the Effective Date; provided however, that in the event the Company or any affiliate consummates a significant acquisition, disposition or other corporate transaction or series of transactions that, in the judgment of the Compensation Committee, would reasonably be expected to impact the consolidated earnings of the Company or any of its affiliates, the Annual EBITDA Target for the relevant Fiscal Years shall be appropriately adjusted by the Compensation Committee to reflect such transaction or series of transactions.

        “Cause” shall mean (i) the willful failure by a Participant to perform substantially his duties as an employee of the Company or any of its affiliates (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to whom the Participant reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially performed his duties, (ii) the Participant’s engaging in willful and serious misconduct that is injurious to the Company or any of its affiliates, (iii) the Participant’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Participant of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates or any code of conduct or ethics maintained by the Company or any of its affiliates, or (v) the breach by the Participant of his obligations pursuant to the “take-along” provisions set forth in any subscription agreement to which he is or becomes a party.

        “Change in Control” shall mean the first to occur of the following events after the Effective Date:

    (a)        the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, any of its affiliates, any employee benefit plan of the Company or any of its affiliates, or the Funds, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

    (b)        the merger or consolidation of the Company, as a result of which any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, any of its affiliates, any employee benefit plan of the Company or any of its affiliates, or the Funds, owns, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

    (c)        the sale, transfer or other disposition of all or substantially all of the assets of the Company to any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, any of its affiliates, any employee benefit plan of the Company or any of its affiliates, or the Funds;

provided, in each case, that such event constitutes a Change in Control within the meaning of Section 409A of the Code and the related Internal Revenue Service regulations and guidance promulgated thereunder.

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        “Company” shall mean Remington Arms Company, Inc., a Delaware corporation, and any successor thereto.

        “Compensation Committee” shall mean the Compensation Committee of the Company.

        “Effective Date” shall mean August 2, 2006.

        “Fiscal Year” shall mean a fiscal year of the Company ending on December 31.

        “Participant” shall mean an employee to whom a Retention Bonus award may be made under this Plan.

        “Payment Date” shall mean the date on which any Retention Bonuses are to be paid to Participants under Section 5.4 hereof.

        “Permanent Disability” shall mean a physical or mental disability or infirmity that prevents the performance of a Participant’s employment-related duties for a continuous period of six months or longer, which also constitutes a Disability for purposes of section 409A of the Code. The Board’s reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board.

        “Plan” shall mean this Remington Arms Company, Inc. 2006 Long Term Incentive Plan.

        “Retention Bonus” shall mean a contractual right, subject to the terms and conditions of the Plan, to receive a cash bonus as provided herein.

        “Retention Amount” shall mean the aggregate amount, if any, credited to a Participant’s Account in respect of the Retention Bonus for such Participant.

        “The Funds” shall mean Bruckmann, Rosser, Sherrill & Co. II, L.P. and any successor or other investment vehicle managed by Bruckmann, Rosser, Sherrill & Co., Inc., and The Clayton & Dublier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor or other investment vehicle managed by Clayton, Dublier & Rice, Inc.

        “Vesting Date” shall have the meaning set forth in Section 5.1 hereof.

        2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

        Participants in the Plan shall be those key employees selected by the Compensation Committee to participate in the Plan. The selection of an employee as a Participant shall neither entitle such employee to nor disqualify such employee from participation in any other benefit or incentive plan or award.

Section 4. Plan Administration

        4.1 Powers of the Compensation Committee. The Compensation Committee shall be responsible for the administration of this Plan, unless provided otherwise herein. The Compensation Committee is authorized to make all determinations necessary or advisable for the administration and interpretation of this Plan in order to carry out its provisions and purposes.

        4.2 Expenses of Administration. The Company shall pay all expenses of administration of this Plan, including, but not limited to, accounting and legal fees and expenses, and any other expenses related to the administration of this Plan.

Section 5. Retention Bonuses

        5.1 Establishment of Accounts. The Company shall establish a bookkeeping reserve account (“Account”) for each Participant granted a Retention Bonus under the Plan. If, at the end of each Fiscal Year, it is determined that the Company has met the Annual EBITDA Target for such Fiscal Year, the Company will credit forty percent (40%) of each Participants’ final base salary for that Fiscal Year to such Participant’s Account. No amount shall be credited to a Participant’s Account for any Fiscal Year in which the Annual EBITDA target is not met. Participants who are in the active employ of the Company as of December 31, 2009 (the “Vesting Date”) will be entitled to receive a Retention Bonus equal to the Retention Amount, subject to the terms and conditions of the Plan.

        5.2 Vesting and Forfeiture. A Participant will become fully vested in the Retention Amount on the Vesting Date. A Participant whose employment with the Company and its subsidiaries terminates for any reason other than by reason of death, Permanent Disability, or termination by the Company without Cause prior to the Vesting Date shall forfeit his Retention Bonus and shall not have the right to receive any payment on the Payment Date.

        5.3 Payment Date.     Subject to the terms and conditions of the Plan, Retention Bonuses shall be paid on March 14, 2010.

        5.4 Death, Permanent Disability or Termination without Cause. If a Participant’s employment with the Company and its subsidiaries is terminated by reason of death, Permanent Disability, or termination by the Company without Cause, such Participant will be entitled to a Retention Bonus which shall be equal to (i) the amount, if any, credited to such Participant’s Account as of the date of such termination plus (ii) the amount, if any, that would have been credited to the Participant’s Account in respect of the Fiscal Year of termination if the Participant had remained employed through the Vesting Date, pro-rated to the date of such termination. Such amount shall be paid on March 14 of the year following the year of termination; provided, however, that, if the payment of such Retention Bonus and the timing of such Retention Bonus is subject to the special timing rule contained in sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Code, such payment shall be paid on the later of such March 14 and the first business day after the six month anniversary of termination of employment or in such other manner as permitted under section 409A of the Code without payment of any additional taxes thereunder.

        5.5 Change of Control. In the event of a Change in Control which results in the termination of this Plan, each Participant who is in the active employ of the Company or was in the active employ of the Company immediately prior to such Change in Control will be entitled to a lump sum payment which shall be equal to (i) the amount, if any, credited to such Participant’s Account as of the date of the Change in Control plus (ii) the amount that would have been credited to the Participant’s Account in respect of the Fiscal Year of the Change in Control and each subsequent Fiscal Year if the Participant had remained employed through the Vesting Date and the Company had achieved the aggregate EBITDA target for each such Fiscal Year. Such payment shall be made on the date of such Change of Control. Notwithstanding the foregoing, if the acquirer in such Change in Control determines to continue the Plan following the Change in Control, the Retention Bonus shall not be paid and the Plan shall continue through the original Payment Date; provided, however, that, no such continuation of the Plan shall cause any payment hereunder to become subject to any additional taxes under section 409A of the Code.

        5.6 Limitation on Payments. (a) Anything in this Plan to the contrary notwithstanding, in the event that the receipt of any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) to be paid to or for the benefit of a Participant (whether pursuant to the terms of this Plan or otherwise) (the “Payments”) would, but for this Section 5.6, cause the Participant to incur an excise tax (“Excise Tax”) under Section 4999 of the Code, then the Payments shall be reduced, as further described below, to the extent necessary so that no Excise Tax is imposed.

    (b)        The determination of whether any Payment will cause the Participant to incur an Excise Tax, as well as any other calculations necessary to implement this Section 5.6, shall be made by the Company’s outside auditors or by a nationally recognized accounting or benefits consulting firm appointed by the Company and shall be binding on the Participant. The auditor’s or consultant’s fee shall be paid by the Company.

    (c)        If a determination of a reduction in Payments is made pursuant to this Section 5.6, the Participant may propose which and how much of any particular entitlement shall be eliminated or reduced, by advising the Company in writing of his or her proposal within ten days of the final determination of the reduction in Payments. Upon the expiration of such ten-day period, the Company shall take into consideration any proposal received and determine which and how much of any entitlement shall be eliminated or reduced, and shall notify the Participant promptly of such determination. As promptly as practicable following such determination, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant and shall promptly pay to or distribute for the benefit of the Participant in the future such amounts as become due to the Participant.

Section 6. Miscellaneous

        6.1 Right to Payment Unsecured. The right of a Participant to receive payments under the Plan shall be only that of an unsecured claim against the assets of the Company and distributions under the Plan shall be made solely from the assets of the Company. Nothing herein and no action taken pursuant to the Plan shall be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant, the Participant’s beneficiary or estate, or any other person. No Participant shall have any right to any specific assets of the Company or any of its affiliates by virtue of the Plan.

        6.2 Term and Amendment of this Plan. This Plan shall become effective on the Effective Date and shall continue in full force and effect until all Retention Bonuses awarded under the Plan have been paid. The Compensation Committee may, at any time, amend or modify the Plan; provided however, that no amendment or modification shall in any manner adversely affect any rights granted to Participants under the Plan without such Participant’s consent. Notwithstanding the foregoing, the Compensation Committee may amend the Plan or any award granted hereunder at any time if, in the discretion of the Compensation Committee, such amendments become necessary or advisable as a result of changes in law or regulation or to avoid the imposition of a penalty tax under section 409A of the Code provided that no such amendment shall put the Participant in any worse economic position that he or she would have been in absent such amendment.

        6.3 Tax Withholding. The Company shall have the power to withhold from any amount payable hereunder an amount sufficient to satisfy federal, state and local or non-U.S. withholding tax requirements on any Retention Bonus awarded under this Plan.

        6.4 Requirements of Law. The award of Retention Bonuses shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Compensation Committee. The Company shall use all commercially reasonable efforts to obtain any such approvals.

        6.5 Inalienability of Interests. A Participant’s interests under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized. This Plan shall be an unfunded plan and a Participant shall have only the rights of a general creditor of the Company with respect to his or her interest under this Plan.

        6.6 Non-Assignment; Succession. No rights under this Plan, including, but not limited to, any award, may be assigned or encumbered by a Participant, and any attempt to do so will be considered a nullity. Notwithstanding the foregoing, in the event of a Participant’s death, such Participant’s beneficiaries, heirs and assigns shall be entitled to receive any Retention Bonus payable in respect of such Participant’s rights hereunder.

        6.7 No Guarantee of Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Affiliates.

        6.8 Plan Not Subject to ERISA. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        6.9 Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.